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                                                                      EXHIBIT 11

                                  KNOLL, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                                             PRO FORMA  PRO FORMA
                          FOUR MONTHS  TEN MONTHS  SIX MONTHS PRO FORMA YEAR SIX MONTHS SIX MONTHS
                             ENDED       ENDED       ENDED        ENDED        ENDED      ENDED
                           JUNE 30,   DECEMBER 31,  JUNE 30,   DECEMBER 31,   JUNE 30,   JUNE 30,
                             1996         1996        1997         1996         1996       1997
                          ----------- ------------ ---------- -------------- ---------- ----------
Net income before
 extraordinary
 item (a)...............    $7,976      $21,995     $28,594      $21,743       $7,724    $28,594
Extraordinary loss on
 early extinguishment of
 debt...................       --        (5,159)     (5,337)         --           --         --
                            ------      -------     -------      -------       ------    -------
Net income (b)..........    $7,976      $16,836     $23,257       21,743        7,724     28,594
                            ======      =======     =======
Adjustment of interest
 expense for repayment
 of debt net of tax
 effect.................                                           3,451        1,726      1,642
                                                                 -------       ------    -------
Net income as adjusted
 before extraordinary
 item (c)...............                                         $25,194       $9,450    $30,236
                                                                 =======       ======    =======
Common stock outstanding
 during the period......     7,291        7,291       7,291        7,291        7,291      7,291
Dilutive effect of stock
 options computed in
 accordance with the
 treasury stock method
 as required by SAB 83..        50           83          88           50           50         88
Conversion of preferred
 shares into common
 shares upon completion
 of IPO.................    27,441       27,441      27,441       27,441       27,441     27,441
                            ------      -------     -------      -------       ------    -------
Pro forma weighted
 average number of
 common shares
 outstanding prior to
 shares in connection
 with IPO (d)...........    34,782       34,815      34,820       34,782       34,782     34,820
                            ======      =======
Shares issued in
 connection with
 the IPO................                              2,426        8,480        8,480      8,480
                                                    -------      -------       ------    -------
Pro forma weighted
 average number of
 common shares
 outstanding after
 shares issued in
 connection with
 IPO (e)................                             37,246       43,262       43,262     43,300
                                                    =======      =======       ======    =======
Pro forma income before
 extraordinary item per
 share of Common
 Stock (a)/(d)..........    $  .23      $   .63         N/A          N/A       $  .22        N/A
                            ======      =======     =======      =======       ======    =======
Pro forma net income per
 share of Common Stock
 (b)/(d)................    $  .23      $   .48         N/A          N/A       $  .22        N/A
                            ======      =======     =======      =======       ======    =======
Pro forma income before
 extraordinary item per
 share of Common
 Stock(a)/(e)...........       N/A          N/A     $   .76          N/A          N/A        N/A
                            ======      =======     =======      =======       ======    =======
Pro forma net income per
 share of Common Stock
 (b)/(e)................       N/A          N/A     $   .62          N/A          N/A        N/A
                            ======      =======     =======      =======       ======    =======
Pro forma as adjusted
 income before
 extraordinary item per
 share of Common Stock
 (c)/(e)................       N/A          N/A         N/A      $   .58       $  .22    $   .70
                            ======      =======     =======      =======       ======    =======
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